As filed with the Securities and Exchange Commission on May 5, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ovid Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5270895
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

441 Ninth Avenue, 14th Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

2017 Equity Incentive Plan

(Full title of the plan)

Jeremy M. Levin, DPhil, MB BChir

Chief Executive Officer

Ovid Therapeutics Inc.

441 Ninth Avenue, 14th Floor New York, New York 10001

(646) 661-7661

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Thomas M. Perone General Counsel and Secretary Ovid Therapeutics Inc. 441 Ninth Avenue, 14th Floor New York, New York 10001 (646) 661-7661	Laura A. Berezin Jaime L. Chase Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated Filer	☐	Smaller Reporting Company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

EXPLANATORY NOTE

Ovid Therapeutics Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 3,523,344 shares of common stock under the Ovid Therapeutics Inc. 2017 Equity Incentive Plan (the “Plan”), pursuant to the provision of the Plan which provides for annual automatic increases in the number of shares of common stock reserved for issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the “Commission”):

(a)

the contents of the Registrant’s Registration Statements on Form S-8, previously filed with the Commission on May 22, 2017 (File No. 333-218167), March 29, 2018 (File No.  333-224033), August 7, 2019 (File No.  333-233101), March 11, 2020 (File No.  333-237098), March 18, 2021 (File No.  333-254420), and March 15, 2022 (File No. 333-263562), as amended by that certain Post-Effective Amendment No. 1, dated March 16, 2022 (File No. 333-263562);

(b)	the Registrant’s Annual Report on Form 10-K (File No. 001-38085) for the year ended December 31, 2022, filed with the Commission on March 13, 2023 (the “Annual Report”);

(c)	the Registrant’s Current Reports on Form 8-K (File No. 001-38085) filed with the Commission on April 27, 2023 and May 1, 2023; and

(d)

the description of our common stock set forth in our registration statement on Form 8-A (File No. 001-38085), filed with the Commission on May 4, 2017, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.3 to our Annual Report.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38085), filed with the Commission on May 10, 2017).

4.2	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as corrected (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38085), filed with the Commission on September 24, 2019).

4.3	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38085), filed with the Commission on May 10, 2017).

4.4	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217245), filed with the Commission on April 10, 2017).

4.5	2017 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 (File No. 333-218167), filed with the Commission on May 22, 2017).

4.6	Forms of Option Grant Notice and Option Agreement under 2017 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217245), filed with the Commission on April 18, 2017).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

107	Filing fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 5, 2023.

Ovid Therapeutics Inc.

By:	/s/ Jeremy M. Levin, DPhil, MB BChir
Jeremy M. Levin, DPhil, MB BChir
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy M. Levin, DPhil, MB BChir and Timothy Daly, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeremy M. Levin, DPhil, MB BChir Jeremy M. Levin, DPhil, MB BChir	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2023

/s/ Jeffrey Rona Jeffrey Rona	Chief Business and Financial Officer (Principal Financial and Accounting Officer)	May 5, 2023

/s/ Karen Bernstein, PhD Karen Bernstein PhD	Director	May 5, 2023

/s/ Barbara Duncan Barbara Duncan	Director	May 5, 2023

/s/ Bart Friedman Bart Friedman	Director	May 5, 2023

/s/ Kevin Fitzgerald, Ph.D. Kevin Fitzgerald, Ph.D.	Director	May 5, 2023

/s/ Michael Poole, M.D., FACP Michael Poole, M.D., FACP	Director	May 5, 2023